Exhibit (m)(8)

SCHEDULE A

to

PACIFIC SELECT FUND SERVICE PLAN

(Between Pacific Select Fund and Pacific Select Distributors, LLC)

Portfolios – Class I Shares Only

U.S. Fixed Income Funds:

Core Income Portfolio
Diversified Bond Portfolio
Floating Rate Income Portfolio
Floating Rate Loan Portfolio
High Yield Bond Portfolio
Inflation Managed Portfolio
Inflation Strategy Portfolio
Managed Bond Portfolio
Short Duration Bond Portfolio

Non-U.S. Fixed Income Funds:

Emerging Markets Debt Portfolio

U. S. Equity Funds:

American Funds® Growth Portfolio
American Funds® Growth-Income Portfolio
Comstock Portfolio
Dividend Growth Portfolio
Equity Index Portfolio
Focused Growth Portfolio
Growth Portfolio
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Long/Short Large-Cap Portfolio
Main Street® Core Portfolio
Mid-Cap Equity Portfolio
Mid-Cap Growth Portfolio
Mid-Cap Value Portfolio
Small-Cap Equity Portfolio
Small-Cap Growth Portfolio
Small-Cap Index Portfolio
Small-Cap Value Portfolio
Value Advantage Portfolio

Non-U.S. Equity Funds:

Emerging Markets Portfolio
International Large-Cap Portfolio
International Small-Cap Portfolio
International Value Portfolio

Sector Funds:

Health Sciences Portfolio
Real Estate Portfolio
Technology Portfolio

Schedule A to the Pacific Select Fund Service Plan

Alternative Strategies Funds:

Absolute Return Portfolio
Currency Strategies Portfolio
Equity Long/Short Portfolio
Global Absolute Return Portfolio
Precious Metals Portfolio

Asset Allocation/Balanced Funds:

American Funds® Asset Allocation Portfolio
Pacific Dynamix – Conservative Growth Portfolio
Pacific Dynamix – Moderate Growth Portfolio
Pacific Dynamix – Growth Portfolio
Portfolio Optimization Conservative Portfolio
Portfolio Optimization Moderate Conservative Portfolio
Portfolio Optimization Moderate Portfolio
Portfolio Optimization Growth Portfolio
Portfolio Optimization Aggressive-Growth Portfolio

Effective: April 27, 2015

Agreed to and Accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Senior Vice President	Title:	VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

By:	/s/ Adrian S. Griggs	By:	/s/ Jane M. Guon
Name:	Adrian S. Griggs	Name:	Jane M. Guon
Title:	CEO	Title:	Secretary